EXHIBIT 31.6

CERTIFICATION

I, Carrie Dolan, certify that:

1.	I have reviewed this Amendment to Annual Report on Form 10-K/A of LendingClub Corporation

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report

/s/ Carrie Dolan
Carrie Dolan
Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

Dated: October 17, 2014